UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2014

TRANSOCEAN LTD.
(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure
May 5, 2014 --Transocean Ltd. (NYSE: RIG) (SIX: RIGN) announced today that it intends to pursue the creation of an entity comprising eight of its UK North Sea midwater drilling rigs. The company expects to establish the new entity, Caledonia Offshore Drilling Company (“Caledonia”), during the second half of 2014 and, at an appropriate stage, separate Caledonia from Transocean. The offshore drilling assets currently contemplated for transfer to Caledonia include the following rigs:
Sedco 704, Sedco 711, Sedco 712, Sedco 714, Transocean John Shaw, Transocean Prospect, GSF Arctic III and J.W. McLean.

The UK North Sea remains an important market for Transocean and the company is committed to maintaining its presence in the region. As such, various options for the separation of Caledonia are under consideration. Caledonia is expected to have a focused approach to assets and operations in the UK North Sea and it will continue to provide best-in-class service to customers.
The creation of Caledonia reflects the continued execution of Transocean’s asset strategy to improve the overall capability of its offshore drilling fleet by divesting non-core assets, complemented by the addition of new, high-specification offshore drilling rigs.
Forward-Looking Statements
The statements described herein that are not historical facts, including those regarding the formation, separation and future plans for the company’s assets and business, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements which may be made include, but are not limited to:  business and market conditions, operating hazards and delays, risks associated with separation and formation of Caledonia Offshore Drilling Company, actions by customers and other third parties, the future prices of oil and gas and other factors, including those discussed in the company’s most recent Form 10-K for the year ended December 31, 2013 and in the company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at www.deepwater.com.

This disclosure does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and it does not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange. Investors must rely on their own evaluation of Transocean Ltd. and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean Ltd.
About Transocean
Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.
Transocean owns or has partial ownership interests in, and operates a fleet of, 78 mobile offshore drilling units consisting of 46 high-specification floaters (ultra-deepwater, deepwater and harsh environment drilling rigs), 21 midwater floaters and 11 high-specification jackups. In addition, the company has nine ultra-deepwater drillships and five high-specification jackups under construction.
For more information about Transocean, please visit the website www.deepwater.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: May 5, 2014	By	/s/ Jill S. Greene
Jill S. Greene
Authorized Person